Joint Filer Information

Name:	LOR, Inc.
Address:	2170 Piedmont Road, N.E. Atlanta, GA 30324
Designated Filer:	RFPS Management Company I, L.P.
Issuer & Ticker Symbol:	Rollins, Inc. (ROL)
Date of Event Requiring Statement:	10/10/03
Signature:	LOR, INC.
/s/ Glenn P. Grove, Jr.
By: Glenn P. Grove, Jr., Assistant Secretary

Joint Filer Information

Name:	RFA Management Company, LLC
Address:	c/o LOR, Inc. 2170 Piedmont Road, N.E. Atlanta, GA 30324
Designated Filer:	RFPS Management Company I, L.P.
Issuer & Ticker Symbol:	Rollins, Inc. (ROL)
Date of Event Requiring Statement:	10/10/03
Signature:	RFA Management Company, LLC BY: LOR, Inc., Manager
/s/ Glenn P. Grove, Jr.
By: Glenn P. Grove, Jr., Assistant Secretary

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